Exhibit 5.1

	MakeMyTrip Limited 19th Floor, Building No. 5 DLF Cyber City Gurgaon, Haryana 122002, India	Email mmoller@applebyglobal.com Direct Dial: +230 203 4301 Direct Fax +230 213 6184 Tel +230 203 4300 Fax +230 210 8792 Your Ref Appleby Ref 436617.0002 19 July 2017
Mauritius Office 9th Floor Medine Mews La Chaussée Street Port Louis Republic of Mauritius Tel +230 203 4300 applebyglobal.com

Ladies & Gentlemen

MakeMyTrip Limited (the “Company”)

We have acted as the Company’s Mauritius legal advisers in connection with the registration statement on Form F-3 (the “Registration Statement”) to be filed on or about the date hereof under the United States Securities Act of 1933, as amended (the Securities Act) with the U.S. Securities and Exchange Commission (the Commission). The Registration Statement relates to the offer and sale from time to time, in one or more offerings (the Offering), of the Company’s ordinary shares of par value $0.0005 by the selling shareholder identified in the Registration Statement (the Selling Shareholder).

43,051,241 ordinary shares to be offered by the Selling Shareholder pursuant to the Registration Statement for sale, including, 42,638,206 ordinary shares issuable upon the conversion of the outstanding Class B convertible ordinary shares held by the Selling Shareholder, are herein referred to as the Shares.

OUR REVIEW

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and such other documents listed in Schedule 1 (the Documents) and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

Business Registration Number: P10018768 Appleby (JV) Ltd & Cie, trading under the name of Appleby, is a joint law venture firm registered under the Law Practitioners Act 1984.

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong  Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of Mauritius at the date of this opinion. We have made no investigation of and express no opinion on the laws of any other jurisdiction other than Mauritius.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

This opinion is to be governed by and construed in accordance with the laws of Mauritius and is limited to and is given on the basis of the current law and practice in Mauritius. This opinion is issued for the purposes of the filing of the Registration Statement.

This opinion is given solely for the benefit of the addressee in connection with the matters referred to herein and, except with respect to the filing of this opinion as an exhibit to the Registration Statement or with our prior written consent, it may not be transmitted or disclosed to or used or relied upon by any other person or be relied upon for any other purpose whatsoever, save as, and to the extent provided, below.

A copy of this opinion may be provided (a) where required by law or judicial process and (b) for the purpose of information only to: (i) the addressee’s affiliates, professional advisors, auditors, insurers and regulators; and (iii) any internationally-recognised statistical rating agency and its professional advisors.

We have not been instructed to undertake and have not undertaken any further inquiry or due diligence in relation to the transaction the subject of this opinion. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Certificate of Incumbency as to matters of fact without further verification and have relied upon the foregoing assumptions, which we have not independently verified.

ASSUMPTIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified.

OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is a public company limited by shares duly incorporated and validly existing under the laws of Mauritius and is of current standing as evidenced by the Certificate of Current Standing issued by the Registrar of Companies.

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai

2.	The Company is the holder of a Category 1 global business licence issued by the Financial Services Commission under the FSA.

3.	The Shares have been, or when sold as contemplated by the Registration Statement on completion of the Offering will be, validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.	The statements under the caption “Mauritius Tax Consequences” in the Registration Statement, to the extent that they constitute statements of Mauritius law, are accurate in all material respects

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name in the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act, or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Appleby

APPLEBY MAURITIUS

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai

Schedule 1

The Documents

We have reviewed a copy of

1.	the certificate of incorporation, the certificate of incorporation on change of name and the certificate of conversion to public company of the Company;

2.	the constitution of the Company;

3.	the Category 1 global business licence issued by the Financial Services Commission of Mauritius (the Financial Services Commission) under the Financial Services Act 2007 (FSA);

4.	written resolutions of the board of directors of the Company dated 18 July 2017 approving the filing of the Registration Statement with the Commission (the Resolutions);

5.	the Certificate of Current Standing in respect of the Company issued by the Registrar of Companies in Mauritius on 17 July 2017 the Certificate Date);

6.	a certificate from the Secretary of the Company dated 17 July 2017, a copy of which is attached hereto (the Certificate of Incumbency);

7.	the Company’s Mauritius tax residence certificate specific to India dated 15 June 2017 issued by the Mauritius Revenue Authority; and

8.	the Company’s general Mauritius tax residence certificate for all jurisdictions dated 25 May 2017 issued by the Mauritius Revenue Authority.

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai

Schedule 2

Assumptions

We have assumed:

1.	that

(a)	the originals of all documents examined in connection with this opinion are authentic and complete;

(b)	the authenticity, completeness and conformity to original documents of all documents submitted to us as copies; and

(c)	that each of the documents received by electronic means is complete, intact and in conformity with the transmission as sent;

2.	that the signatures and seals on all documents and certificates submitted to us as originals or copies of executed originals are genuine and authentic, and the signatures on all documents executed by the Company are the signatures of the persons authorised to execute the documents by the Company;

3.	that the Documents do not differ in any material respects from any drafts of the same which we have examined and upon which this opinion is based;

4.	that upon sale of any Shares to be sold by the Selling Shareholder, the Selling Shareholder will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

5.	the due execution and delivery of the Documents by each of the parties thereto (other than the Company under Mauritius law);

6.	that there is no provision of the law of any jurisdiction, other than Mauritius, which would have any implication in relation to the opinions expressed herein;

7.	the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of Mauritius and those matters upon which we have expressly opined) made in the Documents and any correspondence submitted to us;

8.	the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by such search or enquiry is accurate and complete in all respect and such information has not been materially altered since the date and time thereof; and

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai

9.	that

(a)	the Documents are in the form of the documents approved in the Resolutions,

(b)	all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and the constitution of the Company,

(c)	the directors of the Company have concluded that the entry by the Company into the Documents and such other documents approved by the Resolutions and the transactions contemplated thereby are bona fide in the best interests of the Company;

10.	that there is no matter affecting the authority of the directors to effect entry by the Company into the Documents, including breach of duty or lack of good faith, not disclosed by the Resolutions, which would have any adverse implications in relation to the opinions expressed in this opinion; and

11.	that there are no matters of fact or law (excluding matters of Mauritius law) affecting the enforceability of the Documents that have arisen since the execution of the Documents which would affect the opinions expressed herein.

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai